As filed with the Securities and Exchange Commission on October 19, 2010

Registration No. 333-145861

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM SB-2

ON

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Solera National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6021	02-0774841
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

319 South Sheridan Boulevard

Lakewood, Colorado 80226

(303) 209-8600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Robert J. Fenton

Chief Financial Officer

Solera National Bancorp, Inc.

319 South Sheridan Boulevard

Lakewood, Colorado 80226

(303) 209-8600

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

with a copy to:

Adam D. Averbach, Esq.

John B. Wills, Esq.

Berenbaum Weinshienk PC

370 Seventeenth Street

Suite 4800

Denver, Colorado 80202

Telephone:  (303) 825-0800

Facsimile:  (303) 629-7610

Approximate date of commencement of proposed sale to the public:  Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

                                               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

This Post-Effective Amendment No. 2 to the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, as amended, may determine.

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 on Form S-1 to Form SB-2, as amended (File 333-145861), declared effective by the Securities and Exchange Commission on September 11, 2007, which acted as a post-effective amendment to an earlier Registration Statement on Form SB-2 (File No. 333-138042), declared effective by the Securities and Exchange Commission on March 7, 2007 (collectively, the “Registration Statement”), is being filed by Solera National Bancorp, Inc. to deregister certain securities previously registered in accordance with the undertakings in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering.  This Post Effective Amendment No. 2 is being filed to deregister 326,329 shares of common stock that were unsold in the initial public offering, 65,287 warrants to purchase shares of common stock, exercisable at $12.50 per share, that were unsold in the initial public offering, and 576,000 shares of common stock underlying unexercised warrants, exercisable at $12.50 per share, which expired by their terms on September 10, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on October 19, 2010.

SOLERA NATIONAL BANCORP, INC.

By:	/s/ Douglas Crichfield
	Name:	Douglas Crichfield
	Title:	President & Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 19, 2010.

SIGNATURE	TITLE	DATE
/s/ Douglas Crichfield	President & Chief Executive Officer,	October 19, 2010
Douglas Crichfield	Director (Principal Executive Officer)

/s/ Robert J. Fenton	Executive Vice President, Chief Financial	October 19, 2010
Robert J. Fenton	Officer (Principal Accounting and Financial Officer)

*	Director	October 19, 2010
Norma R. Akers

*	Director	October 19, 2010
Rob L. Alvarado

*	Director	October 19, 2010
Maria G. Arias

*	Director	October 19, 2010
Robert M. Gallegos

*	Director, Vice Chairman	October 19, 2010
Ronald E. Montoya

*	Director	October 19, 2010
Ray L. Nash

*	Director, Chairman	October 19, 2010
Basil Sabbah

*	Director	October 19, 2010
F. Stanley Sena

*	Director	October 19, 2010
Larry D. Trujillo

*	Director	October 19, 2010
Kent C. Veio

*By executing his name hereto, Robert J. Fenton is signing this document on behalf of the persons indicated above pursuant to the Power of Attorney duly executed by such persons and included in the Signature Page to Post-Effective Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on September 17, 2010.

By:	Robert J. Fenton
Robert J. Fenton, Attorney-In-Fact

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